OMB APPROVAL
OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden Hours per response....2.64

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2004

ECP Ventures Inc.
(Exact name of registrant as specified in its charter)

Nevada 333-89208 41-203667
(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)

1635 Blue Place, Coquitlam, BC, Canada V3E 3E2
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (604) 468-9586

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS AND REGULATIONS FD DISCLOSURE

On August 3, 2004, the Company entered into an agreement to amend the option agreement between the Company and Larry R.W. Sostad (the "Optionor") dated April 8, 2002 (the "Original Agreement") which was filed as an Exhibit of the Company's Registration Statement in Form SB-2 (filing #333-89208) effective January 30, 2003 and the agreement to amend the option agreement between the parties entered into on August 1, 2003 which was filed in Form 8-K on August 4, 2003 (the "Amended Agreement of 2003").

Under the amended agreement, the parties agreed that the Original Agreement and the Amended Agreement of 2003 shall continue to be valid and effective, except the following amendment to the Exploration Expenditure requirements:

The Company will make Exploration Expenditures on the property of CDN $50,000.00 on or before December 30, 2004 and a further CDN $100,000.00 on or before June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2004

(Signature)	ECP Ventures Inc. By:/s/ "Peng Chen" Peng Chen President and Director